February 27, 1998

Mr. Jim Hendrickson
6266 Braidwood Run
Acworth, Georgia 30101
Tel: 770-424-5739

Dear Jim:

WorldPort is pleased to provide you with the following offer to become its Vice President of Technology and Strategic Planning. We look forward to your positive response to this offer and we look forward to having you as a member of the WorldPort team!

Terms of Employment:

Title:              Vice President of Technology & Strategic Planning

Reporting:          You will report to the President and Chief Operating
                    Officer.

Responsibilities:   You will be responsible for all aspect s of the Company s
                    corporate technology strategy, product development, office automation and administrative systems, technology platforms, business plan development, security and fraud control, project planning, and project implementation.

Compensation:       Base Salary:                   $125,000

                    Signing Bonus:                  $25,000
                       $12,500 to be paid on your Start Date.
                       $12,500 to be paid within 90 days of the Start Date.

                    Semi-Annual Performance Bonus:          50% of Base Salary
                       Based on objectives to be agreed to
                       by Dan Wickersham and the Board of Directors.
                       Such objectives will be established within 90 days of the Start Date.


                    Five Year Options to purchase:           150,000 shares

                       Options to purchase 150,000 shares of Stock will vest and be issued 1/3, 1/3, 1/3 on the first, second and third anniversary of the Start Date at a strike price equal to $3.50 per share.

                       Upon a change of control of the Company, all options
                    shall vest                 immediately.

Benefits:           You will receive a full health benefits package
                    of the same type held by all WorldPort executives.

Start Date:         March 9, 1998.

Termination:        In the event that you are terminated without cause, you
                    shall receive a severance payment equal to 50% of your annual salary.

Jim, if you are in agreement with these terms, please place your signature in the space provided below, and fax this letter back to me. We look forward to working with you.

                         Sincerely,



                         Paul A. Moore
                         Chief Executive Officer

I hereby accept the above employment terms:


___________________________________          Date:  __________________
Jim Hendrickson